Exhibit 3.02

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WEST CORPORATION

(a Delaware corporation)

The undersigned, for the purpose of amending and restating the Amended and Restated Certificate of Incorporation of West Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

1. The name of the Corporation is West Corporation. The Corporation was originally incorporated under the name West InfoServices, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 22, 1994.

2. The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective on November 12, 1996.

3. The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective on December 29, 2000.

4. The Corporation’s Certificate of Merger with an Amended and Restated Certificate of Incorporation attached was filed with the Secretary of State of the State of Delaware and became effective on October 24, 2006.

5. The Corporation amended its Amended and Restated Certificate of Incorporation and filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 30, 2011.

6. The Corporation further amended its Amended and Restated Certificate of Incorporation on March 8, 2013.

7. This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

8. The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is: West Corporation (hereinafter called the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The registered office of this Corporation in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

SECTION 4.01 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000, of which 475,000,000 shares shall be designated as common stock, par value $0.001 per share (the “Common Stock”), and 25,000,000 shares shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).

SECTION 4.02 Common Stock.

(a) Voting. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of shares of Common Stock are entitled to vote. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation of the Corporation (as further amended from time to time in accordance with the provisions hereof and including, without limitation, the terms of any certificate of designation with respect to any series of Preferred Stock, this “Certificate of Incorporation”), and subject to the rights of the holders of shares of Preferred Stock, if any, at any annual or special meeting of the stockholders of the Corporation, the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

(b) Dividends and Distributions. Subject to the rights of the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the “Board of Directors”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

SECTION 4.03 Preferred Stock.

(a) The Board of Directors is expressly authorized to issue from time to time shares of Preferred Stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors. The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

BOARD OF DIRECTORS

SECTION 5.01 Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 5.02 Number. The number of directors constituting the whole Board of Directors shall be not fewer than five (5) nor more than thirteen (13). Within such limit, the number of members of the entire Board of Directors shall be fixed from time to time solely by resolution adopted by affirmative vote of a majority of such directors then in office, subject to the rights of holders of any series of outstanding Preferred Stock with respect to the election of directors.

SECTION 5.03 Classification; Vacancies; Removal.

(a) Subject to the rights of holders of any series of outstanding Preferred Stock with respect to the election of directors, the Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall have an initial term that expires at the first annual meeting of stockholders following the effectiveness of this Section 5.03; Class II directors shall have an initial term that expires at the second annual meeting of stockholders following the effectiveness of this Section 5.03; and Class III directors shall have an initial term that expires at the third annual meeting of stockholders following the effectiveness of this Section 5.03. Subject to the rights and preferences of any series of outstanding Preferred Stock, commencing with the first annual meeting of stockholders following the effectiveness of this Section 5.03, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. Subject to the rights of holders of any series of outstanding Preferred Stock with respect to the election of directors, in case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned by resolution among classes so as to make all classes as nearly equal in number as possible. The initial allocation of directors among Class I, Class II and Class III shall be determined by resolution adopted by affirmative vote of a majority of such directors then in office.

(b) Subject to the rights of holders of any series of outstanding Preferred Stock with respect to the election of directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if such a majority is less than a quorum of the Board of Directors, or by a sole remaining director, and shall not be filled by any other person or persons, including stockholders. Any director so chosen shall hold office for the remainder of the full term of the class for which such director shall have been chosen or in which such vacancy occurred and until his successor shall be duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(c) Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(d) Notwithstanding any of the other provisions of this Article V, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation for such series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this

Article V unless expressly provided by such terms. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of this Article V, then upon commencement and for the duration of the period during which such right continues; (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to such director’s earlier death, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such series of stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation or removal of such additional directors, shall forthwith terminate, and the total authorized number of directors of the Corporation shall be reduced accordingly.

SECTION 5.04 Election.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting, a special meeting of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors or by resolution duly adopted by a majority of the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IX

AMENDMENT; SEVERABILITY

SECTION 9.01 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 9.01. In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation inconsistent with the purpose and intent of Section 5.02, 5.03, Article VI, Article VII, this Section 9.01 and Article XIII (provided, that, with respect to any amendment, alteration, change or repeal of Article XIII, the votes owned (as defined in Section 13.04(k)) by an interested stockholder shall not be counted), including, without limitation, any such Article or Section as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article or Section.

SECTION 9.02 Amendment of Bylaws. The Bylaws of the Corporation may be altered, changed or repealed, and new Bylaws made, by the majority vote of the whole Board of Directors. The holders of stock representing a majority of the votes which could be cast by the holders of all outstanding stock, voting as a single class, may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.

SECTION 9.03 Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

ARTICLE X

LIABILITY OF DIRECTORS

SECTION 10.01 Limitation of Personal Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

SECTION 10.02 Indemnification and Advancement of Expenses. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. A director’s right to indemnification conferred by this Section 10.02 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation under this Article X or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer, or advance expenses of any director, (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 10.03 Insurance. To the fullest extent authorized or permitted by the DGCL, the Corporation may purchase and maintain insurance on behalf of any current or former director or officer of the Corporation, against any expense, liability or loss asserted against such person, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X or otherwise.

SECTION 10.04 Non-Exclusivity. The rights to indemnification and advancement of expenses conferred in this Article X shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 10.05 Persons Other Than Directors and Officers. This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 10.02 of this Certificate of Incorporation or to advance expenses to persons other than directors of the Corporation.

SECTION 10.06 Effect of Modifications. Any amendment, repeal or modification of any provision contained in this Article X shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.

ARTICLE XI

NEBRASKA SHAREHOLDERS PROTECTION ACT

SECTION 11.01 Election Not to be Governed. The corporation expressly elects not to be governed by the Shareholders Protection Act, Sections 21-2431 et seq. of the Revised Statutes of Nebraska, 1943, or any amendments thereto or successor provisions thereto.

ARTICLE XII

BUSINESS OPPORTUNITIES

SECTION 12.01 Business Opportunities. To the fullest extent permitted by the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and Thomas H. Lee Partners, L.P. and its affiliates (collectively, “THL”) with respect to THL or by the Corporation and Quadrangle Group LLC and its affiliates (collectively, “Quadrangle”; Quadrangle and THL each being referred to herein as a “Sponsor” and collectively as the “Sponsors”) with respect to Quadrangle, as the case may be, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Sponsors or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries) and that may be business opportunities for such Sponsor, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer solely in his or her capacity as a director or officer of the Corporation. None of the Sponsors shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries.

SECTION 12.02 Amendment of this Article. Neither the alteration, amendment or repeal of this Article XII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

SECTION 12.03 Deemed Notice. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII

DGCL SECTION 203 AND BUSINESS COMBINATIONS

SECTION 13.01 The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

SECTION 13.02 Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c) at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

SECTION 13.03 The restrictions contained in Section 13.02 shall not apply if:

(a) the Corporation does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; or

(b) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.

SECTION 13.04 For purposes of this Article XIII, references to:

(a) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 13.02 is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of any security exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or of securities exercisable for, exchangeable for or convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e) “Existing Holder” means each of THL, Quadrangle, Gary and Mary West and their respective affiliates.

(f) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (A) any Existing Holder, any Existing Holder Direct Transferee, any Existing Holder Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided, in the case of this clause (B), that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the

Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(h) “Existing Holder Direct Transferee” means any person who acquires (other than in a registered public offering) directly from an Existing Holder any “group”, or any member of any such group, to which such Existing Holder is a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(i) “Existing Holder Indirect Transferee” means any person who acquires (other than in a registered public offering) directly from any Existing Holder Direct Transferee or any other Existing Holder Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(j) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(k) “voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

(l) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i) beneficially owns (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act or any successor provision) such stock, directly or indirectly;

(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (l)(ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed, signed and acknowledged by the undersigned as of the date set forth below.

Dated: _______________

By:
Name:
Title: